                                                                    EXHIBIT 3.69

CERTIFICATE OF INCORPORATION
STOCK CORPORATION
61-5 REV. 9-65

                              STATE OF CONNECTICUT
                             SECRETARY OF THE STATE

We, the incorporators, certify that we hereby associate ourselves as a body politic and corporate under the Stock Corporation Act of the State of Connecticut.

1.  The name of the corporation is U-HAUL CO. OF WESTERN CONNECTICUT

2. The nature of the business to be transacted, or the purposes to be promoted or carried out by the corporation, are as follows:

         are to rent and lease to the general public trailers, semi-trailers, trucks, passenger automobiles and other equipment, tools, machinery, vehicles and property of any and every kind and description, and to purchase or otherwise acquire and operate any facilities useful for the conduct of the business enterprises of this corporation.

                  In general, to carry on any other business in connection with the foregoing, and to have and exercise all powers conferred by the laws of the State of Connecticut upon corporations, and to engage in any lawful activity within the purposes for which corporations may be organized under the laws of the State of Connecticut.

                                   (Continued)

3. The designation of each class of shares, the authorized number of shares of each such class, and the par value (if any) of each share thereof, are as follows:

         The Corporation shall be authorized to issue five thousand (5,000) shares of common stock with a par value of Ten ($10.00) Dollars per share.

4. The terms, limitations and relative rights and preferences of each class of shares and series thereof (if any), or an express grant of authority to the board of directors pursuant to Section 33-341, 1959 Supp. Conn. G.S., are as follows:

         The Board of Directors shall have the power to issue shares of stock pursuant to section 33-341 of the Connecticut Stock Corporation Act.

5. The minimum amount of stated capital with which the corporation shall commence business is One Thousand ($1,000.00) dollars. (Not less than one thousand dollars)

6.(7) - Other provisions

         The period of duration of this corporation shall be perpetual.

Dated at Phoenix, Arizona this 10th day of March, 1970

WE hereby declare, under the penalties of perjury, that the statements made in the foregoing certificate are true.

NAME Of INCORPORATOR (Print or Type)   NAME OF INCORPORATOR (Print or Type)   NAME OF INCORPORATOR (Print or Type)
1. David L. Helsten                    2.                                     3.
------------------------               ---------------------                  ---------------------
SIGNED (Incorporator)                  SIGNED (Incorporator)                  SIGNED (Incorporator)
1. /s/ David L. Helsten                2.                                     3.
------------------------               ---------------------                  ---------------------
NAME OF INCORPORATOR  (Print or Type)  NAME OF INCORPORATOR  (Print or Type)  NAME OF INCORPORATOR  (Print or Type)
4.                                     5.                                     6.
------------------------               ---------------------                  ---------------------
SIGNED (Incorporator)                  SIGNED (Incorporator)                  SIGNED (Incorporator)
4.                                     5.                                     6.

FRANCHISE FEE           FILING FEE        CERTIFICATION FEE         TOTAL FEES
$          50           $       70        $               7         $        77

SIGNED (For Secretary of the State)
                        [ILLEGIBLE]

CERTIFIED COPY SENT ON (Date)             INITIALS
Receipt all CC sent to:                   4-7-70 P M

TO Arcoa Inc.
   P O Box 21502, Phoenix, Arizona 85036

CARD  [ILLEGIBLE]     LIST               PROOF
                                              [ILLEGIBLE]

                                       [ILLEGIBLE] David L. Helstein, Legal Dept

State of connecticut                 } SS.     HARTFORD.
OFFICE  OF SECRETARY OF THE STATE

I hereby certify that the foregoing is a true copy of record in this office

                                        IN TESTIMONY WHEREOF, I have hereunto

                                             set my hand, and affixed the Seal
                                             of [ILLEGIBLE] State, at Hartford,
                                             this [ILLEGIBLE] day of [ILLEGIBLE]
                                             A.D.. [ILLEGIBLE]

                                                         [ILLEGIBLE]
                                                         Secretary of the State

                              ARTICLES OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                        U-HAUL CO. OF WESTERN CONNECTICUT

         On August 12, 1970, in a meeting, the board of directors of the corporation found that the following proposed amendment of its articles of incorporation was in the best interests of the corporation and directed it to be submitted to a vote of the stockholders.

         Proposed Amendment:

         Article I. "The name by which the corporation shall be known is:

                     AMERCO MARKETING CO. OF WESTERN CONNECTICUT".

         On August 12, 1970, the meeting of the stockholders was held and the amendment proposed by the board of directors, as set forth above was adopted by the stockholders.

         The number of shares of stock of the corporation outstanding on the record date, the number of shares entitled to vote on the proposed amendment, and the number of shares voted for or against the amendment were as follows:

         Shares outstanding                   500
         Shares entitled to vote              500
         Shares voting for amendment          500
         Shares voting against amendment        0

         Executed in the name of the corporation by its President and its Secretary declare under the penalty of perjury that the facts stated therein are true.

         Dated August 12, 1970

                                        U-HAUL CO. OF WESTERN CONNECTICUT

                                        By /s/ Milton Smedberg
                                           -------------------------------------
                                           Milton Smedberg, President

                                        and /s/ Catherine Pistey
                                            ------------------------------------
                                            Catherine Pistey, Secretary

CERTIFICATE
AMENDING OR RESTATING CERTIFICATE
OF INCORPORATION
1-38

BY ACTION OF [ ]  CORPORATORS [ ]  [ ] BOARD OF   [X] BOARD OF DIRECTORS       [X] BOARD OF DIRECTORS
                                       DIRECTORS      AND SHAREHOLDERS             AND  MEMBERS
                                                      (Stock Corporation)          (Nonstock Corporation)

                                                   For office use only

                                                   ACCOUNT NO.

                                                   INITIALS

                              STATE OF CONNECTICUT
                             SECRETARY OF THE STATE

================================================================================
NAME OF CORPORATION                               DATE
     U-HAUL CO. OF WESTERN CONNECTICUT                  April 3, 1978
--------------------------------------------------------------------------------

2. THE CERTIFICATE OF INCORPORATION IS [XX] A. AMENDED ONLY
   [XX] B. AMENDED AND RESTATED [ ] C. RESTATED ONLY BY THE FOLLOWING RESOLUTION

         RESOLVED: That the Articles of Incorporation of U-Haul Co. of Western Connecticut, a Connecticut corporation, be amended as follows:

         1. The name of the corporation is:

                       U-HAUL CO. OF CONNECTICUT

3. (Omit if 2.A is checked.)

   (A) THE ABOVE RESOLUTION MERELY RESTATES AND DOES NOT CHANGE THE PROVISIONS OF THE ORIGINAL CERTIFICATE OF INCORPORATION AS SUPPLEMENTED AND AMENDED TO DATE, EXCEPT AS FOLLOWS: (Indicate amendments made, if any; if none, so indicate.)

                                     N/A

    (B) OTHER THAN AS INDICATED IN PAR. 3(a), THERE IS NO DISCREPANCY BETWEEN THE PROVISIONS OF THE ORIGINAL CERTIFICATE OF INCORPORATION AS SUPPLEMENTED TO DATE, AND THE PROVISIONS OF THIS CERTIFICATE RESTATING THE CERTIFICATE OF INCORPORATION.

================================================================================
BY ACTION OF INCORPORATORS

     [ ] 4. THE ABOVE RESOLUTION WAS ADOPTED BY VOTE OF AT LEAST TWO-THIRDS OF
         THE INCORPORATORS BEFORE THE ORGANIZATION MEETING OF THE CORPORATION, AND APPROVED IN WRITING BY ALL SUBSCRIBERS (if any) FOR SHARES OF THE CORPORATION, (or if nonstock corporation) by all applicants for membership entitled to vote, if any.)

     We (at least two-thirds of the incorporators) HEREBY DECLARE, UNDER THE PENALTIES OF PERJURY, THAT THE STATEMENTS MADE IN THE FOREGOING CERTIFICATE ARE TRUE.
--------------------------------------------------------------------------------
     SIGNED                        SIGNED                    SIGNED
--------------------------------------------------------------------------------
                                    APPROVED
         (All subscribers, or, if nonstock corporation, all applicants, for membership entitled to vote; if none, so indicate)
--------------------------------------------------------------------------------
     SIGNED                        SIGNED                    SIGNED
================================================================================

================================================================================
BY ACTION OF BOARD OF DIRECTORS

   [ ] 4. (Omit if 2.C is checked.) THE ABOVE RESOLUTION WAS ADOPTED BY
          THE BOARD OF DIRECTORS ACTING ALONE,
   [ ] THERE BEING NO SHAREHOLDERS AND SUBCRIBERS.
   [ ] THE BOARD OF DIRECTORS BEING SO AUTHORIZED PURSUANT
       TO SECTION 33-341, CONN. G.S. AS AMENDED
   [ ] THE CORPORATION BEING A NONSTOCK CORPORATION AND HAVING NO MEMBERS
       AND NO APPLICANTS FOR MEMBERSHIP ENTITLED TO VOTE ON SUCH RESOLUTION.
--------------------------------------------------------------------------------
   5. THE NUMBER OF AFFIRMATIVE VOTES       6. THE NUMBER OF DIRECTORS' VOTES
      REQUIRED TO ADOPT SUCH RESOLUTION IS:    IN FAVOR OF THE RESOLUTION WAS:
--------------------------------------------------------------------------------
  WE HEREBY DECLARE, UNDER THE PENALTIES OF PERJURY, THAT THE STATEMENTS MADE IN THE FOREGOING CERTIFICATE ARE TRUE.
--------------------------------------------------------------------------------
  NAME OF PRESIDENT OR VICE PRESIDENT       NAME  OF SECRETARY OR ASSISTANT
  (Print Or Type)                           SECRETARY (Print Or Type)
--------------------------------------------------------------------------------
  SIGNED (President Or Vice President)      SIGNED (Secretory or Assistant
                                                    Secretory)
--------------------------------------------------------------------------------
BY ACTION OF BOARD OF DIRECTORS AND SHAREHOLDERS

  [XX] 4. THE ABOVE RESOLUTION WAS ADOPTED BY THE BOARD OF DIRECTORS AND
          BY SHAREHOLDERS.
  5. VOTE OF SHAREHOLDERS:
--------------------------------------------------------------------------------
  (a) (Use if no shares are required to be voted as a class.)

NUMBER OF SHARES ENTITLED TO VOTE    TOTAL VOTING POWER   VOTE REQUIRED FOR ADOPTION   VOTE FAVORING ADOPTION
                500                         500                      2/3's                      500

  (b) (If the shares of any class are entitled to vote as a class, indicate the designation and number of outstanding shares of each such class, the voting power thereof, and the vote of each such class for the amendment resolution.)

                                       N/A

WE HEREBY DECLARE, UNDER THE PENALTIES OF PERJURY, THAT THE STATEMENTS MADE IN THE FOREGOING CERTIFICATE ARE TRUE.

--------------------------------------------------------------------------------
  NAME OF PRESIDENT OR VICE PRESIDENT       NAME  OF SECRETARY OR ASSISTANT
  (Print Or Type)                           SECRETARY (Print Or Type)

  /s/ Arthur W. Pistey                      /s/ Joyce Pistey
--------------------------------------------------------------------------------
  SIGNED (President Or Vice President)      SIGNED (Secretary or Assistant
                                                    Secretary)
         Arthur W. Pistey, President               Joyce Pistey, Secretary
--------------------------------------------------------------------------------
BY ACTION OF BOARD OF DIRECTORS AND MEMBERS

  [XX] 4. THE ABOVE RESOLUTION WAS ADOPTED BY THE BOARD OF DIRECTORS AND
          BY MEMBERS.
  5. VOTE OF MEMBERS:
--------------------------------------------------------------------------------
  (a) (Use if no members are required to be voted as a class.)

NUMBER OF MEMBERS VOTING   TOTAL VOTING POWER   VOTE REQUIRED FOR ADOPTION   VOTE FAVORING ADOPTION

  (b) (If the members of any class are entitled to vote as a class, indicate the designation and number of members of each such class, the voting power thereof, and the vote of each such class for the amendment resolution.)

WE HEREBY DECLARE, UNDER THE PENALTIES OF PERJURY, THAT THE STATEMENTS MADE IN THE FOREGOING CERTIFICATE ARE TRUE.

--------------------------------------------------------------------------------
  NAME OF PRESIDENT OR VICE PRESIDENT       NAME  OF SECRETARY OR ASSISTANT
  (Print Or Type)                           SECRETARY (Print Or Type)
--------------------------------------------------------------------------------
  SIGNED (President Or Vice President)      SIGNED (Secretary or Assistant
                                                    Secretary)
================================================================================
For office use only

         FILING FEE                          CERTIFICATION FEE      TOTAL FEES

         $ 20.                               $                      $ 20.
         -----------------------------------------------------------------------
         SIGNED (For Secretary of the State)
                                                                   [ILLEGIBLE]
         -----------------------------------------------------------------------
         CERTIFIED COPY SENT ON (Date)       INITIALS

         -----------------------------------------------------------------------
         TO

         -----------------------------------------------------------------------
         CARD                                LIST                   PROOF

================================================================================
61-38 (BACK)

FORM 61-58

STATE OF CONNECTICUT               ) SS.       HARTFORD.
OFFICE OF SECRETARY OF THE STATE   )

I hereby certify that the foregoing is a true copy of record in this office

                                    IN TESTIMONY WHEREOF, I have hereunto set my
                                       hand, and affixed the Seal of said State, at Hartford, this 16th day of June A.D., 1978

                                       /s/ [ILLEGIBLE]
                                       -----------------------------------------
                                                          Secretary of the State